SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                November 28, 2001
                Date of Report (Date of earliest event reported)



                         CALYPTE BIOMEDICAL CORPORATION
             (Exact Name of Registrant, as Specified in its Charter)
              -----------------------------------------------------


        Delaware                      000-20985                   06-1226727
    (State or other            (Commission File Number)        (I.R.S. Employer
    Jurisdiction of                                          Identification No.)
     Incorporation)


                    ----------------------------------------

                             1265 Harbor Bay Parkway
                                Alameda, CA 94502

               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (510) 749-5100


              -----------------------------------------------------

Item 5.  Other Events.

     Completion of Private Placement of Equity

     On November 28, 2001, Calypte Biomedical Corporation (the "Company") issued a press release announcing it had completed a private placement of its common stock pursuant to Regulation D of the Securities Act of 1933, as amended. Certain of the investors included members of the Company's Board and management.

     Attached hereto as Exhibit 99.1 is the Company's press release dated November 28, 2001.



Item 7.       Financial Statements, pro Forma Financial Information and Exhibits

         (c)  Exhibits

              99.1 Calypte Biomedical Corporation Press Release, dated November 28, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   CALYPTE BIOMEDICAL CORPORATION



                                   /s/  Nancy E. Katz
                                   ----------------------------------
                                   By:     Nancy E. Katz
                                   Title:  Chief Executive Officer and President


Date:  November 28, 2001

                                  EXHIBIT INDEX



Exhibit No.                                    Description
-----------                        -------------------------------------
   99.1                    Calypte Biomedical Corporation Press Release dated
                           November 28, 2001.

                                  EXHIBIT 99.1



                   Calypte Secures Additional Equity Financing

            Investors include Members of Calypte Board and Management


     ALAMEDA, Calif.--(BW HealthWire)--November 28, 2001--Calypte Biomedical Corporation (OTCBB: CALY) announced today that it has completed a Regulation D private placement of approximately 1.6 million shares of its common stock at a price of approximately $0.19 per share. Calypte will receive approximately $295,000 in net proceeds from the private placement. The shares will be restricted securities under federal securities rules and the investors will be required to hold the shares for at least one year before they can sell the securities pursuant to an exemption from registration unless Calypte chooses to register the shares for resale. Calypte currently has no plans to register the securities. In return for accepting these restrictions, the shares were sold to investors at a discount of $0.037 per share from the market price.

     Nancy Katz, Calypte's President and CEO, stated that the funds raised in this private placement will be used in Calypte's ongoing operations. The monies will serve as a bridge in the overall financing strategy.

     Over half of the proceeds of the financing include investments from members of the Board of Directors and top management of the company, including Ms. Katz.

     This press release does not constitute an offer to sell or the solicitation to buy nor shall there be any sale of these or other securities in any state under which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such a state.

     Calypte Biomedical Corporation, headquartered in Alameda, California is a public healthcare company dedicated to the development and commercialization of urine-based diagnostic products and services for Human Immunodeficiency Virus Type 1 (HIV-1), sexually transmitted diseases and other infectious diseases.

     Statements in this press release that are not historical facts are forward-looking statements, including statements regarding future revenues, and plans for future financing. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, our ability to obtain additional financing that will allow us to continue our current and future operations and whether demand for our product and testing service in domestic and international markets will continue to expand. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC"), including its annual report on Form 10-K for the year ended December 31, 2000 and its subsequent filings with the SEC.